UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-4379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective, May 1, 2013, Jeffrey H. Fox, Executive Chairman of Convergys Corporation, (the “Company”) will become the non-executive Chairman of the Board. Ronald L. Nelson will become lead independent director.

Mr. Fox has entered into a termination and transition letter with the Company (the “Transition Letter”) providing for the termination of his employment with the Company under the employment letter agreement dated October 30, 2012 (the “Employment Agreement”). Under the Transition Letter and consistent with the Employment Agreement, Mr. Fox will be entitled to continued vesting of unvested equity awards previously granted to him for so long as he remains a director of the Company. The Company also will continue to reimburse Mr. Fox for business use of his personal aircraft at the hourly rate specified in the Employment Agreement.

As non-executive Chairman of the Board, Mr. Fox will receive the annual cash and equity-based compensation provided to other non-employee directors generally together with the additional cash retainer payable for service as non-executive Chairman, as disclosed in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders. Board compensation, including the Chairman’s cash retainer, is subject to Board review and approval and is subject to change from time to time.

A copy of the Transition Letter is attached hereto as exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of Convergys Corporation (the “Company”) was held on April 26, 2013. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.

Proposal 1

The shareholders elected each of the nominees for as directors to serve until the next annual meeting of shareholders or until his or her successor is elected. The voting results were as follows:

Nominee	For	Withhold	Broker Non-Votes
Andrea J. Ayers	88,685,935	1,779,180	6,678,403
John F. Barrett	88,550,255	1,914,860	6,678,403
Richard R. Devenuti	88,823,067	1,642,048	6,678,403
Jeffrey H. Fox	88,509,316	1,955,799	6,678,403
Joseph E. Gibbs	87,726,747	2,738,368	6,678,403
Joan E. Herman	89,353,697	1,111,418	6,678,403
Thomas L. Monahan	89,384,802	1,080,313	6,678,403
Ronald L. Nelson	86,413,217	4,051,898	6,678,403
Richard F. Wallman	86,294,884	4,170,231	6,678,403

Proposal 2

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2013. The voting results were as follows:

For	Against	Abstain
95,531,474	1,233,658	378,386

Proposal 3

The shareholders re-approved the performance goals under the Convergys Corporation Long Term Incentive Plan for the purposes of 162(m). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
89,125,925	2,516,845	822,345	6,678,403

Proposal 4

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
86,753,183	2,866,782	845,150	6,678,403

Item 9.01	Financial Statements and Exhibits

( d )	Exhibits.

10.1	Transition Letter, dated April 26, 2013, between the Company and Jeffrey H. Fox

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius Deputy General Counsel and Corporate Secretary

Date: April 26, 2013

Exhibit Index

10.1	Transition Letter, dated April 26, 2013, between the Company and Jeffrey H. Fox